AMENDMENT NO. 1
TO THE
SAN JOAQUIN BANCORP/ELVIN G. BERCHTOLD
MARCH 21, 2006 NON-QUALIFIED STOCK OPTION AGREEMENT

     WHEREAS, San Joaquin Bancorp (the "Bancorp") maintains the San Joaquin Bancorp 1999 Stock Incentive Plan (the “Plan”) for the benefit of its eligible Key Employees;

     WHEREAS, Bancorp and Elvin G. Berchtold (the “Optionee”) entered into a Non-Qualified Stock Option Agreement (the “Agreement”) for one-thousand, six hundred and fifty (1,650) shares on March 21, 2006 pursuant to the outside director grant provision in paragraph 16.2 of the Plan;

     WHEREAS, the Plan (in Section 5.6) and the Agreement (in Section 8) provide that Bancorp has the right to amend the Agreement; and

     WHEREAS, Bancorp has determined to amend the Agreement to provide that the option granted to Optionee under the Agreement shall become fully vested and exercisable on the date of the Optionee's retirement on or after age 85 or upon the Optionee's disability or death.

     NOW, THEREFORE, the Agreement is hereby amended effective as of April 18, 2007 as follows:

     Section 2 (Exercisability) is amended in the Agreement by adding a new sentence to the end of such section as follows:

     Notwithstanding the preceding provisions of this paragraph, upon the retirement of Optionee on or after age 85 or upon the disability or death of Optionee, this option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued.

     To record this Amendment No. 1 to the Agreement, Bancorp has caused it to be executed on this 18 day of April 2007.

SAN JOAQUIN BANCORP

By /s/ Bruce Maclin Bruce Maclin Chairman of the Board

ACCEPTED: /s/ Elvin G. Berchtold Elvin G. Berchtold April 18, 2007 Date